Item 15(c) Exhibit 23

                       Consent of Independent Accountants


PricewaterhouseCoopers LLP


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 33-55345, 33-58193, 333-24337, 333-26049,
333-26151,  333-41246,  333-61975,  333-61983,  333-91879, 333-95693, 333-60480,
333-82926,  and  333-87128)  and  Forms  S-3  (Nos.  333-41244,  333-57082,  and
333-100302) of Corning Incorporated of our report dated January 21, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP


New York, New York
February 19, 2003